UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2015 (February 23, 2015)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 24, 2015, Memorial Resource Development Corp. (the “Company”) issued a press release announcing its 2014 year-end reserves, 2015 financial and operational guidance and an operational update. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 24, 2015, the Company issued a press release announcing, among other things, its 2015 financial and operational guidance and an asset swap. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The Company has posted on its website an update to its hedging overview presentation, as of February 13, 2015. The hedging presentation includes hedging transactions with respect to the years 2015 through 2018. The presentation entitled “Commodity Hedging Overview,” dated February 13, 2015, may be accessed by going to www.memorialrd.com, selecting Investor Relations, then selecting Events and Presentations.

The information in this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated February 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: February 24, 2015	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 24, 2015